CT-191444

Certificate Of Incorporation

I, D. EVADNE EBANKS *Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all requirements of the said Law in respect of registration were complied with by*

HAMBRECHT ASIA ACQUISITION CORP.

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 18th day of July Two Thousand Seven

Given under my hand and Seal at George Town in the Island of Grand Cayman this 18th day of July Two Thousand Seven

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Assistant Registrar of Companies,
Cayman Islands.

REGISTERED AND FILED
AS NO 191444 THIS 18th DAY
OF July 2007
Asst. Registrar of Companies
Cayman Islands

THE COMPANIES LAW
EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF

HAMBRECHT ASIA ACQUISITION CORP.

1. The name of the Company is HAMBRECHT ASIA ACQUISITION CORP..

2. The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The share capital of the Company is US$50,000 divided into 50,000,000 shares of a nominal or par value of US$0.001 each.

9. The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

We, the undersigned, are desirous of being formed into a company pursuant to this Memorandum of Association and the Companies Law, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 18th day of July, 2007

SIGNATURE, NAME, OCCUPATION AND ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER
CODAN TRUST COMPANY (CAYMAN) LIMITED, a Cayman Islands Company of:	One (1)

Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

by :

Sharon Pierson

Wilma Wood

Witness to the above signature

Address: Cricket Square, George Town, Grand Cayman

Occupation: Corporate Administrator

I, **D. EVADNE EBANKS, Asst.** Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of this Company duly registered on the 18th day of July, 2007.

Asst REGISTRAR OF COMPANIES

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS